Exhibit 99.1
PowerSecure Reports First Quarter Results
Revenues Grow ‘Across the Board’ in Distributed Generation,
Energy Efficiency, and Utility Infrastructure Businesses
Wake Forest, N.C. — May 5, 2011 — PowerSecure International, Inc. (Nasdaq: POWR) today reported its first quarter 2011 results. First quarter 2011 revenues were $23.7 million compared to $20.5 million in the first quarter of 2010, driven by revenue growth in each of its Energy and Smart Grid Solutions businesses including Distributed Generation, Utility Infrastructure, and Energy Efficiency. Diluted earnings per share (“E.P.S.”) were $0.25 compared to $0.07 in the first quarter of 2010, and diluted E.P.S. from continuing operations was a loss of ($0.05) compared to income of $0.04 in the first quarter of 2010. The Company recognized an after-tax gain of $5.6 million during the first quarter of 2011 related to the completion of the sale of its non-core Southern Flow business, which is recorded as discontinued operations.
Sidney Hinton, CEO of PowerSecure, said, “We are very pleased with our first quarter results, with our revenues showing ‘across-the-board’ gains in all three of our strategic growth areas of Distributed Generation, Utility Infrastructure, and Energy Efficiency — on both a sequential and year-over-year basis. The investments we made in 2010 to broaden our product offerings and customer base provide us with a strong set of growth catalysts, and these initiatives are beginning to enhance our top-line results. Additionally, our operating expenses, which are lower on a sequential basis, reflect the fact that we are strongly focused on maximizing the productivity of these investments, and delivering our businesses’ full revenue and profit potential.”
Mr. Hinton added, “We also continue to invest in our growing Distributed Generation recurring revenue business model. In fact, 34% of the Distributed Generation systems we installed during the first quarter were PowerSecure-owned systems, under contracts which generate recurring revenues over a 5-15 year period. The fact that 34% of our installations were for these company-owned projects makes our 7.5% year-over-year increase in our Distributed Generation revenues even more significant, as we are sacrificing near-term revenue recognition from these projects to build our recurring revenue business and enhance long-term shareholder value.”
The Company’s results were driven by year-over-year revenue growth in its core Energy and Smart Grid Solutions segment of 15.9%, including growth in its Interactive Distributed Generation revenues of 7.5%, Utility Infrastructure revenues of 41.1%, and Energy Efficiency revenues of 5.6%. These revenue gains were offset by lower first quarter gross margin as a percentage of revenue, which was 32.3% compared to 39.6% in the first quarter of 2010, driven by differences in the gross margins of the mix of projects completed in each period. Operating expenses for the first quarter of 2011 were $9.9 million, $0.4 million lower on a sequential basis than the fourth quarter of 2010, and $1.8 million higher on a year-over-year basis than the first quarter of 2010. The year-over-year increase in operating expenses is due to investments the Company has made in business expansion in each of its Interactive Distributed Generation, Utility Infrastructure, and Energy Efficiency businesses. These include investments in new product and customer development, engineering, personnel and equipment, as well as additional sales and marketing activities, and increases in depreciation from capital expenditures for Distributed Generation systems deployed to support the Company’s growing recurring revenue business. The Company’s Energy Services Segment, which consists of its WaterSecure investment, also contributed $1.2 million of pre-tax income in both the first quarter of 2011 and the first quarter of 2010.

The Company’s revenue backlog stands at $146 million, representing revenue expected to be recognized after March 31, 2011, for periods including the second quarter of 2011 onward. The Company’s revenue backlog and the estimated timing of revenue recognition are outlined below, including “project-based revenues” expected to be recognized as projects are completed, and “recurring revenues” expected to be recognized over the life of the contracts:
Revenue Backlog expected to be recognized after March 31, 2011

	Anticipated	Estimated Primary
Description	Revenue	Recognition Period

Project-based Revenue — Near term	$60 Million	2Q11 through 4Q11
Project-based Revenue — Long term	$17 Million	1Q12 through 2013
Recurring Revenue	$69 Million	2Q11 through 2019

Revenue Backlog expected to be recognized after March 31, 2011	$146 Million
Note: Anticipated revenue and estimated primary recognition periods are subject to risks and uncertanities as indicated in the Company’s safe harbor statement, below. Consistent with past practice, these figures are not intended to constitute the Company’s total revenue over the indicated time periods, as the Company has additional, regular on-going revenues. Examples of additional, regular recurring revenues include revenues from the engineering fees, and service revenue, among others. Numbers may not add due to rounding.
Orders in the Company’s revenue backlog are subject to delay, deferral, acceleration, resizing, or cancellation from time to time. Given the irregular sales cycle of customer orders, and especially of large orders, the revenue backlog at any given time is not necessarily an accurate indication of our future revenues.
The Company will host a conference call commencing today at 5:30 p.m. eastern time to discuss its first quarter 2011 results, business operations, strategic initiatives and prospects for the future. The conference call will be webcast live and can be accessed from the Investor Relations section of the Company’s website at www.powersecure.com. Participants can also access the call by dialing 888-713-4216 (or 617-213-4868 if dialing internationally), and providing pass code 64096406. If you are unable to participate during the live webcast, a replay of the conference call will be available beginning today at 8:30 p.m. eastern time through midnight on June 2, 2011. To listen to the replay, dial toll-free 888-286-8010 (or 617-801-6888 if dialing internationally), and enter pass code 17220879. In addition, the webcast will be archived on the Company’s website at www.powersecure.com.
About PowerSecure
PowerSecure International, Inc. is a leading provider of Energy and Smart Grid Solutions to electric utilities, and their commercial, institutional, and industrial customers. PowerSecure’s Energy and Smart Grid Solutions businesses provide products and services in the areas of Energy Efficiency, Interactive Distributed Generation, and Utility Infrastructure. The Company’s Energy Efficiency business provides customers with energy efficient lighting technologies that deliver improved quality of light, including its proprietary EfficientLights® LED lighting products for grocery, drug, and convenience stores, and its SecureLite and PowerLite street lights for utilities and municipalities which are available through its EnergyLite business unit. The Company is a pioneer in developing Interactive Distributed Generation® systems with sophisticated, proactive smart grid capabilities, including the ability to 1) forecast electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly power at peak power times, 2) provide utilities with dedicated electric power generation capacity to utilize for demand response purposes, and 3) provide customers with the most dependable standby power in the industry. PowerSecure also provides utilities with transmission and distribution infrastructure construction and maintenance services, and engineering and regulatory consulting services. Additional information is available at www.powersecure.com.

This press release contains forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the outlook for the Company’s future revenues, earnings, margins, cash resources and cash flow and other financial and operating information and data; the Company’s future business operations, strategies and prospects; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, the recent downturn, disruption and volatility in the economy, financial markets and business markets and the effects thereof on the Company’s markets and customers, the demand for its products and services, and the Company’s access to capital; the size, timing and terms of sales and orders, including the Company’s revenue backlog discussed in this press release, and the risk of customers delaying, deferring or canceling purchase orders or making smaller purchases than expected; the effects of the sale of Southern Flow and the Company’s strategy of monetizing its non-core businesses on the Company’s financial condition and results of operations; the timely and successful development, production and market acceptance of new and enhanced products, services and technologies of the Company; the ability of the Company to obtain adequate supplies of key components and materials of sufficient reliability and quality for its products and technologies on a timely and cost-effective basis and the effects of related warranty claims and disputes; the ability of the Company to successfully expand its core distributed generation products and services, to successfully develop and achieve market acceptance of its new energy-related businesses, to successfully expand its recurring revenue projects, to manage its growth and to address the effects of any future changes in utility tariff structures and environmental requirements on its business solutions; the effects of competition; changes in customer and industry demand and preferences; the ability of the Company to continue the growth and diversification of its customer base; the ability of the Company to attract, retain, and motivate its executives and key personnel; changes in the energy industry in general and the electricity, oil, and natural gas markets in particular, including price levels; the effects of competition; the ability of the Company to secure and maintain key contracts and relationships; the effects of pending and future litigation, claims and disputes; and other risks, uncertainties and other factors identified from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K, as well as subsequently filed reports on Form 10-Q and Form 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.
Contact
Chris Hutter
Chief Financial Officer
PowerSecure International, Inc.
(919) 453-1760

PowerSecure International, Inc.
Consolidated Statements of Operations (unaudited)
($000’s except per share data)

	Three Months Ended
	March 31,	March 31,
	2011	2010

Revenue	23,713	20,460
Cost of sales	16,054	12,351

Gross Profit	7,659	8,109

Operating expenses
General and administrative	7,919	6,462
Selling, marketing, and service	1,158	1,046
Depreciation and amortization	806	584

Total operating expenses	9,883	8,092

Operating income (loss)	(2,224)	17

Other income (expense)
Equity income	1,011	1,030
Management fees	168	154
Interest income and other income	20	30
Interest expense	(142)	(141)

Income (loss) before income taxes	(1,167)	1,090
Income tax benefit (provision)	83	(205)

Net income (loss) from continuing operations	(1,084)	885

Discontinued operations — income from operations (net of tax)	0	519
Discontinued operations — gain on sale (net of tax)	5,636	0

Net income (loss)	4,552	1,404
Less: Net (income) loss attributable to noncontrolling interest	184	(187)

Net income (loss) attributable to PowerSecure International, Inc.	4,736	1,217

Summary of Amounts Attributable to PowerSecure International, Inc. shareholders
Income (loss) from continuing operations (net of tax)	(900)	698
Income (loss) from discontinued operations (net of tax)	5,636	519

Net income (loss) attributable to PowerSecure International, Inc.	4,736	1,217

EARNINGS PER SHARE AMOUNTS (“E.P.S”) ATTRIBUTABLE TO POWERSECURE INTERNATIONAL, INC. SHAREHOLDERS:
Continuing Operations
Basic	(0.05)	0.04

Diluted	(0.05)	0.04

Discontinued Operations
Basic	0.30	0.03

Diluted	0.30	0.03

Net Income
Basic	0.25	0.07

Diluted	0.25	0.07

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	18,719	17,237

Diluted	18,719	17,692

PowerSecure International, Inc.
Condensed Consolidated Balance Sheets (unaudited)
($000’s)

	March 31,	December 31,
ASSETS	2011	2010
CURRENT ASSETS:
Cash and cash equivalents	14,890	8,202
Trade receivables, net of allowance for doubtful accounts	32,672	29,290
Assets of discontinued operations held for sale	0	12,183
Inventories	29,863	25,011
Current deferred income taxes	1,731	1,731
Prepaid expenses and other current assets	928	933

Total Current Assets	80,084	77,350

PROPERTY, PLANT, AND EQUIPMENT:
Equipment	29,080	24,946
Furniture and fixtures	280	280
Land, building, and improvements	5,735	5,720

Total property, plant, and equipment at cost	35,095	30,946
Less accumulated depreciation and amortization	6,481	5,899

Property, plant, and equipment, net	28,614	25,047

OTHER ASSETS:
Goodwill	7,970	7,970
Deferred income taxes, net of current portion	1,244	1,244
Restricted annuity contract	2,324	2,306
Intangible rights and capitalized software, net of accum amort	1,959	1,942
Investment in unconsolidated affiliate	4,732	4,346
Other assets	299	324

Total other assets	18,528	18,132

TOTAL ASSETS	127,226	120,529

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	9,392	8,438
Accrued and other liabilities	13,260	10,986
Liabilities of discontinued operations held for sale	0	1,411
Current income taxes payable	139	251
Current unrecognized tax benefit	954	954
Current portion of capital lease obligations	807	796

Total current liabilities	24,552	22,836

LONG-TERM LIABILITIES
Revolving Line of Credit	5,000	5,000
Capital lease obligations, net of current portion	3,441	3,647
Unrecognized tax benefit	749	749
Deferred Compensation	1,136	1,053

Total long-term liabilities	10,326	10,449

Commitments and contingencies	0	0

STOCKHOLDERS’ EQUITY
Perferred stock — undesignated	0	0
Preferred stock — Series C	0	0
Common stock	188	187
Additional paid-in-capital	115,342	114,791
Accumulated deficit	(24,753)	(29,489)

Total PowerSecure International, Inc. stockholders’ equity	90,777	85,489
Noncontrolling Interest	1,571	1,755

Total stockholders’ equity	92,348	87,244

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	127,226	120,529

PowerSecure International, Inc.
Condensed Consolidated Statement of Cash Flows (unaudited)
($000’s)

	Three Months Ended
	March 31,	March 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	4,552	1,404
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Income from discontinued operations	(5,636)	(519)
Depreciation and amortization	806	584
Stock compensation expense	480	494
Distributions to noncontrolling interest shareholder	0	(598)
Deferred income taxes	0	0
Equity in income of unconsolidated affiliate	(1,011)	(1,030)
Distributions from unconsolidated affiliate	607	809
Changes in operating assets and liabilities, net of effect of acquisitions:
Trade receivables, net	(3,382)	(1,222)
Inventories	(4,852)	(4,375)
Other current assets and liabilities	(106)	357
Other noncurrent assets	25	35
Accounts payable	954	5,304
Restructuring charges	0	(248)
Accrued and other liabilities	2,166	(3,453)
Unrecognized tax benefits	0	0
Deferred compensation obligation	83	83
Restricted annuity contract	(18)	(22)

Net cash provided by (used in) continuing operations	(5,332)	(2,397)
Net cash provided by (used in) discontinued operations	0	592

Net cash provided by (used in) operating activities	(5,332)	(1,805)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(4,180)	(1,102)
Additions to intangible rights and software development	(192)	(286)
Acquisitions	0	0
Proceeds from sale of property, plant and equipment	0	5
Proceeds from sale of discontinued operations	16,515	0
Discontinued operations investing activities	0	(21)

Net cash provided by (used in) investing activities	12,143	(1,404)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (payments) on revolving line of credit	0	0
Proceeds from sale-leaseback transactions	0	0
Payments on capital lease obligations	(195)	(185)
Proceeds from stock option and warrant exercises, net of shares tendered	72	(162)

Net cash provided by (used in) financing activities	(123)	(347)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	6,688	(3,556)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	8,202	20,169

CASH AND CASH EQUIVALENTS AT END OF PERIOD	14,890	16,613

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